Exhibit 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Xiao Wen Guan certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002 that:

(1)
The Annual Report on Form 10-K/A of Regal Life Concepts, Inc. (the "Company") for the fiscal year ended February 28, 2009 ( the "Report") fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended and

(2)	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date:  September 8, 2009

/s/ Xiao Wen Guan
XIAO WEN GUAN
Secretary, Treasurer, Principal Accounting Officer
and Director